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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

                             HEARTLAND NATIONAL BANK
                          SALARY CONTINUATION AGREEMENT

      THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is adopted this 3 day of January, 2005, by and between HEARTLAND NATIONAL BANK, a nationally-chartered commercial bank located in Sebring, Florida (the "Company"), and JAMES CLINARD (the "Executive").

      The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Company will pay the benefits from its general assets.

      The Company and the Executive agree as provided herein.

                                    ARTICLE 1
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Accrual Balance" means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles ("GAAP"), for the Company's obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 ("APB 12") as amended by Statement of Financial Accounting Standards Number 106 ("FAS 106") and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance shall be reported by the Company to the Executive on Schedule A.

1.2 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4   "Board" means the boards of directors of the Corporation and the Company.

1.5 "Change of Control" means (i) a merger in which the Corporation is not the surviving entity, the acquisition of the Company by means of a merger, consolidation or purchase of 80% or more of its outstanding shares, or the acquisition by any individual or group of beneficial ownership of more than 50% of the outstanding shares of the Corporation's

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

      common stock. The term "group" and the concept of beneficial ownership shall have such meaning ascribed thereto as set forth in the Securities Exchange act of 1934, as amended, and the regulations and rules thereunder, or (ii) if more restrictive, the definition in Section 409A of the Code and regulations thereunder.

1.6   "Code" means the Internal Revenue Code of 1986, as amended.

1.7   "Corporation" means Heartland Bancshares, Inc.

1.8 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier's or Social Security Administration's determination upon the request of the Plan Administrator.

1.9 "Discount Rate" means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is six and one-quarter percent (6.25%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.10 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause, Termination for Good Reason, or following a Change of Control.

1.11 "Early Termination Date" means the month, day and year in which Early Termination occurs.

1.12  "Effective Date" means January 1, 2005.

1-13 "Employment Agreement" means the Employment Agreement between the Company, the Corporation and the Executive dated November 9, 2004.

1.14 "Final Pay" means the Executive's highest base annual salary for the period of three years prior to Termination of Employment.

1.15 "Normal Retirement Age" means the Executive's sixty-second (62nd) birthday.

1-16 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1-17  "Plan Administrator" means the plan administrator described in Article 8.

1.18 "Plan Year" means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

1.19  "Projected Benefit" means thirty percent (30%) of Projected Final Pay.

1.20 "Projected Final Pay" means Final Pay increased four percent (4%) annually, until Normal Retirement Age.

1.21  "Termination for Cause" has that meaning set forth in Article 5.

1.22 "Termination for Good Reason" shall mean (i) any material breach by the Company and the Corporation of any provision of the Employment Agreement, or (ii) any significant reduction (not pertaining to job performance issues), in the duties, responsibilities, authority or title of the Executive as an officer of the Company and the Corporation.

1.23 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, including death, other than by reason of a leave of absence approved by the Company.

                                    ARTICLE 2
                            BENEFITS DURING LIFETIME

2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

      2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is thirty percent (30%) of Final Pay.

      2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for fifteen (15) years

2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

      2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination Benefit set forth on Schedule A for the Plan Year during which the Early Termination Date occurs. This benefit is determined by vesting the Executive in twenty percent (20%) of the Accrual Balance for the first Plan Year, and an additional twenty percent (20%) of said amount for each succeeding year thereafter until the Executive becomes one hundred percent (100%) vested in the Accrual Balance.

      2.2.2 Payment of Benefit. The Company shall pay the benefit to the Executive in one hundred eighty (180) equal monthly installments commencing with the month following Normal Retirement Age.

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HEARTLAND NATIONAL BANK.
Salary Continuation Agreement

2.3 Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

      2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year during which the date Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

      2.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive in one hundred eighty (180) equal monthly installments commencing with the month following Normal Retirement Age.

2.4 Change of Control Benefit. Upon a Change of Control followed by the Executive's Termination of Employment, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

      2.4.1 Amount of Benefit. The annual benefit under this Section 2.4 is the Change of Control Benefit set forth on Schedule A for the Plan Year during which Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Projected Benefit.

      2.4.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing the month following the Normal Retirement Age. The annual benefit shall be paid to the Executive for fifteen (15) years.

2.5 Termination for Good Reason Benefit. Upon Termination for Good Reason, the Company shall pay to the Executive the benefit described in this Section
      2.5 in lieu of any other benefit under this Article.

      2.5.1 Amount of Benefit. The annual benefit under this Section 2.5 is the Termination for Good Reason Benefit set forth on Schedule A for the Plan Year during which the Early Termination Date occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

      2.5.2 Payment of Benefit. The Company shall pay the benefit to the Executive in one hundred eighty (180) equal monthly installments commencing with the month following Normal Retirement Age.

                                    ARTICLE 3
                                 DEATH BENEFITS

3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

      3.1.1 Amount of Benefit. The benefit under this Section 2.3 is the Pre-Retirement Death Benefit set forth on Schedule A for the Plan Year in which the Executive dies. This benefit is determined by vesting the Executive's Beneficiary in one hundred percent (100%) of the Accrual Balance.

      3.1.2 Payment of Benefit. The Company shall pay the lump sum benefit to the Executive's beneficiary within 30 days following the Executive's death.

3.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3 Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under
      Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    ARTICLE 4
                                  BENEFICIARIES

4.1 Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation,

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

      or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Board terminates the Executive's employment for any of the following:

      (a) If the Executive shall fail or refuse to comply with the obligations required of him as set forth in the Employment Agreement or comply with the policies of the Company and the Corporation established by the Board from time to time; provided, however, that for the first such failure or refusal, the Executive shall be given written warning (providing at least a 10 day period for an opportunity to cure), and the second failure or refusal shall be grounds for Termination for Cause;

      (b) If the Executive shall have engaged in conduct involving fraud, deceit, personal dishonesty, or breach of fiduciary duty;

      (c) If the Executive shall have violated any bank law or regulation, memorandum of understanding, cease and desist order, or other agreement with any banking agency having jurisdiction over the Company and the Corporation which, in the judgment of the Board, has adversely affected or may adversely affect, the business or reputation of the Company and the Corporation as determined by the Board;

      (d) If the Executive shall have become subject to continuing intemperance in the use of alcohol or drugs which has adversely affected, or may adversely affect, the business or reputation of the Company and the Corporation as determined by the Board;

      (e) If the Executive shall have filed, or has filed against him, any petition under the federal bankruptcy law or any state insolvency laws; or

      (f) If any banking authority having supervisory jurisdiction over the Company or the Corporation initiates any proceedings for removal of the Executive.

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive's life.

5.3 Competition. The Company shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Company, during active service and within 1 year from the Executive's Termination of Employment for any reason whatsoever (but only in the case where the employment of the Executive is terminated pursuant to Sections 8(a) or (c) of the Employment Agreement), enters the employ of or have any interest in, directly or indirectly (either as executive, partner, director, officer, consultant, principal, agent or employee), any other bank or financial institution or any entity which either accepts deposits or makes loans (whether presently existing or subsequently established) and which has an office located within a radius of 50 miles of any office of the Company (a "Competitive Activity'); provided, however, that the foregoing shall not preclude any ownership by the Executive of an amount not to exceed five percent (5%) of the equity securities of any entity which is subject to the periodic reporting requirements of the Securities Exchange act of 1934 and the shares of Company and Corporation common stock owned by the Executive at the rime of Termination of Employment. This section shall not apply following a Change of Control.

5.3 Nonsolicitation; Noninterference; Nondisparagement. The Company shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Company, during active service and within 1 year from the Executive's Termination of Employment for any reason whatsoever (but only in the case where the employment of the Executive is terminated pursuant to Sections 8(a) or (c) of the Employment Agreement), a) solicits for employment (by the Executive or anyone else) or employees any employee of the Company or the Corporation or any person who was an employee of the Company or the Corporation within 12 months prior to such solicitation of employment; b) induces, or attempts to induce, any employee of the Company or the Corporation to terminate such employee's employment; c) induces, or attempts to induce, anyone having a business relationship with the Company or the Corporation to terminate or curtail such relationship or, on behalf of himself or anyone else, compete with the Company or the Corporation; or
      d) permits anyone controlled by the Executive, or any person acting on behalf of the Executive or anyone controlled by an employee of the Executive to do any of the foregoing. In addition, the Company shall not pay any benefit under this Agreement if the Executive disparages, denigrates or comments negatively upon, either orally or in writing, the Company or the Corporation, any of its affiliates, or any of their respective officers or directors, to or in the presence of any person or entity, unless compelled to act by subpoena or other legal mandate.

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HEARTLAND NATIONAL BANK.
Salary Continuation Agreement

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

6.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

      6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

      6.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

      6.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth;

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

            d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

            (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

      6.2.1 Initiation ~ Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

      6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

            regulations) to the claimant's claim for benefits.

      6.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      6.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

      6.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

            (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

      This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. Provided, however, if the Board determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Company may amend or terminate this Agreement. Upon such amendment or termination the Company shall pay benefits to the Executive as if Early Termination occurred on the date of such amendment or termination, regardless of whether Early Termination actually occurs. Additionally, the Company may also amend this Agreement to conform with written directives to the Company from its banking regulators.

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

                                    ARTICLE 8
                           ADMINISTRATION OF AGREEMENT

8.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5. Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

8.6 Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

      the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4 Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by the laws of the United States of America.

9.6 Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

9.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason,

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HEARTLAND NATIONAL BANK
Salary Continuation Agreement

      said illegality or invalidity shall not affect the remaining parts hereof but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13 Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                            320 US Hwy 27 North
                            Sebring Florida 33870

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

      IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

EXECUTIVE:                              COMPANY:

                                        HEARTLAND NATIONAL BANK

/s/ James Clinard                       By EDWARD L. SMOAK
---------------------                      -------------------------
JAMES CLINARD                           TITLE Chairman of the Board

By execution hereof, Heartland Bancshares, Inc. consents to and agrees to be bound by the terms and condition of this Agreement.

ATTEST:                                 HEARTLAND BANCSHARES, INC.

/s/ JAMES B. BELFLOWER                  By EDWARD L. SMOAK
---------------------                      -------------------------
James B. Belflower                      Title Chairman of the Board

HEARTLAND NATIONAL BANK
Salary Continuation Agreement
BENEFICIARY DESIGNATION FORM

I, JAMES CLINARD, designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:
        Mary Lydia Clinard                                100%
                                                             %
Contingent:
        James C Clinard Jr                                 50%
        Carolyn Anne Clinard                               50%

NOTES:

      -     PLEASE PRINT CLEARLY OR TYPE THE NAMES OF THE BENEFICIARIES.

      - TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(s) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

      -     TO NAME YOUR ESTATE AS BENEFICIARY, PLEASE WRITE "ESTATE OF [YOUR
            NAME] ".

      - BE AWARE THAT NONE OF THE CONTINGENT BENEFICIARIES WILL RECEIVE ANYTHING UNLESS ALL OF THE PRIMARY BENEFICIARIES PREDECEASE YOU.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name: James C Clinard

Signature: James C Clinard               Date: 1-5-05

Received by the Plan Administrator this _____ day of ______________, 20_________

By: _____________________________________

Title: __________________________________

                                                             PLAN YEAR REPORTING

                                      SCHEDULE A

JAMES C.CLINARD

DOB: 8/4/1953                            Early Termination Termination for Good   Disability      Change of Control   Pre-retire.
Plan Anniv Date: 1/1/2006                                         Reason                                                Death
Normal Retirement: 8/4/1015, Age 62         Installment         Installment       Installment      Installment          Benefit
Payment:  Monthly Installments            Payable at 62        Payable at 62     Payable at 62    Payable at 62       Lump Sum

                    Benefit     Accrual           Based On           Based On           Based On           Based On   Based On
Period    Discount   Level(2)   Balance  Vesting  Accrual   Vesting  Accrual    Vesting Accrual   Vesting  Benefit    Accrual
Ending      Rate      (1)        (2)       (3)      (4)       (5)      (6)       (7)      (8)       (9)     (10)        (11)
---------------------------------------------------------------------------------------------------------------------------------
Dec 2005(1)   6.25% 40,560      39,951        20% 1,494         100%   7,471     100%     7,471      100%   60,039     39,951

(1) The first line reflects 12 months of data, January 2005 to December 2005.

(2) The benefit amount is based on 30% of current compensation. Compensation is based on $135,200 initially, inflating at 4.00% each year to $200,129 at retirement.

IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.